EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY


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                                                STATE OR OTHER JURISDICTION OF                      NAMES UNDER WHICH
      SUBSIDIARY                                INCORPORATION OR ORGANIZATION                  THE SUBSIDIARY DOES BUSINESS
      ----------                                ------------------------------                 ----------------------------
BOGEN CORPORATION                                       Delaware                            Bogen Corporation

  (a)  Bogen Communications, Inc. (1)                   Delaware                            Bogen Communications, Inc.

  (b)  New England Audio Resource Corp.(2)              Delaware                            New England Audio Resource Corp./NEAR

  (c)  Bogen Communications (Barbados), Ltd. (3)        Barbados                            Bogen Communications (Barbados), Ltd

  (d)  Apogee Sound International, LLC. (4)             Delaware                            Apogee Sound International, LLC.

SPEECH DESIGN GMBH                                      Gremering, Germany                  Speech Design GmbH

  (d)  Satelco AG (5)                                   Switzerland                         Satelco AG

  (e)  Speech Design (Israel) Ltd.(6)                   Israel                              Speech Design (Israel)

  (f)  Speech Design (UK) Ltd.(7)                       United Kingdom                      Speech Design (UK)

  (g)  Digitronic Computersystem GmbH (8)               Germany                             Digitronic Computersystem GmbH
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(1)  Bogen Communications, Inc. is a wholly owned subsidiary of Bogen
     Corporation

(2) New England Audio Resource Corp. is a wholly owned subsidiary of Bogen Communications, Inc. (merged into Bogen Communications Inc. on December 31,
     1999).

(3) Bogen Communications (Barbados) Ltd. is a wholly owned subsidiary of Bogen Communications, Inc.

(4) Apogee Sound International, LLC is a wholly owned subsidiary of Bogen Communications, Inc.

(5)  Satelco AG is a 67% owned subsidiary of Speech Design GmbH

(6)  Speech Design (Israel) Ltd. is a 100% owned subsidiary of Speech Design
     GmbH

(7)  Speech Design (UK) Ltd. is a 100% owned subsidiary of Speech Design GmbH

(8) Digitronic Computersystern GmbH is a wholly owned subsidiary of Speech Design GmbH